                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                           (ALL AMOUNTS IN THOUSANDS)


                                                                                         YEARS ENDED MARCH 31,
                                                                          ----------------------------------------------------
                                                                               1997              1996              1995
                                                                          ---------------     ------------    ----------------
PRIMARY:
Income from continuing operations                                            $ 24,295          $ 18,278          $ 14,465
Income from discontinued operations, net of tax                                 -                  -                   50
                                                                             --------          --------          --------
Net Income                                                                   $ 24,295          $ 18,278          $ 14,515
                                                                             ========          ========          ========

Weighted average common shares outstanding                                     16,415            16,135            16,008
Common share equivalents resulting from assumed
  exercise of certain stock options                                               998               556               327
                                                                             --------          --------          --------
Total common shares and common stock equivalents                               17,413            16,691            16,335
                                                                             ========          ========          ========


Earnings per share:
  Income from continuing operations                                          $   1.40            $ 1.10            $ 0.89
  Income from discontinued operations, net of tax                                 -                 -                 -
                                                                             --------          --------          --------

Net Income                                                                   $   1.40            $ 1.10            $ 0.89
                                                                             ========          ========          ========
FULLY DILUTED:**
Income from continued operations                                             $ 24,295          $ 18,278          $ 14,465
Income from discontinued operations, net of tax                                 -                  -                   50
                                                                             ========          ========          ========
Net Income                                                                   $ 24,295          $ 18,278          $ 14,515
                                                                             ========          ========          ========

Weighted average common shares outstanding                                      16,415           16,135            16,008
Common share equivalents resulting from assumed
  exercise of certain stock options                                             1,034               593               391
                                                                             --------          --------          --------
Total common shares and common stock equivalents                               17,449            16,728            16,399
                                                                             ========          ========          ========

Earnings per share:
  Income from continuing operations                                          $   1.39          $   1.09          $   0.89
  Income from discontinued operations, net of tax                                 -                 -                 -
                                                                             --------          --------          --------
Net Income                                                                   $   1.39          $   1.09          $   0.89
                                                                             ========          ========          ========

**THIS CALCULATION IS SUBMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601(b)(11) ALTHOUGH NOT REQUIRED BY FOOTNOTE 2 TO PARAGRAPH 14 OF APB OPINION NO. 15 BECAUSE IT RESULTS IN DILUTION OF LESS THAN 3%.